Exhibit 99.1

February 3, 2022

We are pleased to report our full year 2021 financial results.Consolidated net income was $13.2 million, or $2.94 per share,compared to $12.8 million, or $2.86 per share, for the year ended December 31, 2021 and 2020, respectively. The improvement in earnings was due to a $4.1 million increase in net interest income and a decrease of $2.2 million in the provision for loan losses, partially offset by a decrease in noninterest income of $3.0 million and increases in noninterest expenses of $2.7 million and income tax expense of $227 thousand.

Total assets increased to $1.2 billion as of December 31, 2021, from $1.1 billion as of December 31, 2020, growth of $112.1 million, or 10.3%. Balance sheet growth was driven by an increase in customer deposit balances of $100.8 million which funded loan originations and increases in investment securities. The investment portfolio, including interest bearing deposits in banks, increased $162.6 million, or 136.1%, to $282.1 million as of December 31, 2021, from $119.5 million as of December 31, 2020, as higher yields were sought on excess liquidity. Outstanding loan balances were $801.6 million as of December 31, 2021, compared to $803.2 million as of December 31, 2020. Contributing to the slight decrease in outstanding loans year over year was $52.7 million of SBA PPP loans forgiven throughout 2021.

During 2020 and 2021, customer deposits have increased $351.1 million, a direct result of monetary and fiscal stimulus at the federal level. Those monies were utilized to fund loan originations and investment purchases. The loan portfolio increased $122.9 million and the investment portfolio increased $187.5 million. We would prefer to deploy funds into loans in order to maximize yield, but it takes longer to carefully source, underwrite, and originate sound and profitable loans than it does to acquire government debt securities.

As announced on August 26, 2021, the Company completed a private placement of $16.5 million in aggregate principal amount of fixed-to-floating rate subordinated notes due	2031 to certain qualified institutional buyers and accredited investors. Proceeds from the sale of the notes were used to provide additional capital support to the Company’s wholly-owned subsidiary, Union Bank, to support growth and for other general corporate purposes. The Directors and Management are pleased to have timed the debt issuance to obtain a favorable initial coupon of 3.25%.

Looking back at 2020 and 2021 from the Company’s
perspective, we are extremely fortunate to have fared as
well as we did. Most of our business and retail customers have survived and in some cases are doing much better than in 2019, the last year untouched by the pandemic. Monetary and fiscal policy at the federal level dampened the negative economic impact of the pandemic, though it undeniably harmed those less fortunate among us.

Currently, the most immediate challenges our customers (and the bank) are facing include maintaining a stable workforce, supply chain disruptions and elevated inflation. We are blessed to occupy an area much loved by leisure travelers for our variety of outdoor recreation opportunities and world class hospitality amenities. Demand for travel to our area has been excellent.

We are pleased to inform you that the Board of Directors declared a cash dividend of $0.35 per share at our meeting held on January 19, 2022, an increase of 6.1% from the cash dividend of $0.33 paid in recent prior quarters, payable February 3, 2022 to shareholders of record as of January 29, 2022.

Sincerely,

If you need assistance with a change in registration of certificates, combining your certificates into one, reporting lost certificates, non-receipt or loss of dividend checks, assistance regarding direct deposit of dividends, information about the Company, or to receive copies of financial reports, please contact Kristy Adams Alfieri, Assistant Secretary at 802.888.0982 or contact our Transfer Agent at the address and phone number listed below:
TRANSFER AGENT:
Broadridge Corporate Issuer Solutions, Inc. P.O. Box 1342 Brentwood, NY 11717 866.321.8022 or 720.378.5956 E-mail: shareholder@broadridge.com
NASDAQ STOCK MARKET
Ticker Symbol: UNB Corporate Name: Union Bankshares, Inc. Corporate Address: 20 Lower Main Street P.O. Box 667 Morrisville, VT 05661-0667 Investor Relations: UBLocal.com

		Neil J. Van Dyke Chair	David S. Silverman President & Chief Executive Officer

About Union Bankshares
Union Bankshares, Inc. operates as the holding company for Union Bank, which provides commercial, retail and municipal banking services and asset management services throughout northern Vermont and New Hampshire. Union Bank was founded in 1891 in Morrisville, Vermont, where the Bank’s and its holding company’s headquarters are located. Union Bank operates 18 banking offices, three loan centers and several ATMs throughout its geographical footprint.

Union Bank has been helping people buy homes and local businesses create jobs in area communities since opening its doors over 130 years ago. Union Bank has earned an exceptional reputation for residential lending programs and has been recognized by the US Department of Agriculture, Rural Development for the positive impact made in the lives of first time home buyers. Union Bank is consistently one of the top Vermont Housing Finance Agency mortgage originators. Additionally, Union Bank has also been designated as an SBA Preferred lender for its participation in small business lending. Union Bank has received an "Outstanding" rating for its compliance with the Community Reinvestment Act (CRA). An institution in this group has an excellent record of helping to meet the credit needs of its assessment area, particularly in low-and moderate income neighborhoods, in a manner consistent with its resources and capabilities.

Consolidated Balance Sheets (unaudited, in thousands)			Consolidated Statements of Income (unaudited, in thousands)					Union Bankshares, Inc.

								DIRECTORS	OFFICERS
								Neil J. Van Dyke -Chair	Neil J. Van Dyke - Chair
ASSETS	DEC 31, 2021	DEC 31, 2020	DEC 31, 2021		DEC 31, 2020	DEC 31, 2021	DEC 31, 2020	Timothy W. Sargent-Vice Chair	David S. Silverman - President & CEO

								Joel S. Bourassa	Jeffrey G. Coslett- Vice President
				(3 months ended)		(12 months ended)
								Dawn D. Bugbee	Karyn J. Hale - Chief Financial Officer
Cash and Due from Banks	$4,659	$5,413	Interest Income	$10,023	$9,305	$39,273	$36,750
								John M. Goodrich	John H. Steel - Secretary
								Nancy C. Putnam	Kristy Adams Alfieri - Assistant Secretary
Federal Funds Sold & Overnight Deposits	61,263	117,358	Interest Expense	779	1,171	3,565	5,147	Gregory D. Sargent
			Net Interest Income	9,244	8,134	35,708	31,603	David S. Silverman
Interest Bearing Deposits in Banks	13,196	12,699						John H. Steel
			Provision for Loan Losses	(225)	600	—	2,200
Investment Securities	268,951	106,810	Net Interest Income After Provision for Loan Losses	9,469	7,534	35,708	29,403	Union Bank	REGIONAL ADVISORY BOARD MEMBERS
Loans Held for Sale	13,829	32,188
			Trust Income	209	183	808	707	DIRECTORS
Loans, net	787,755	771,023	Noninterest Income	2,793	4,806	12,155	15,296	Neil J. Van Dyke -Chair	Michael R. Barrett - St. Johnsbury
								Timothy W. Sargent -Vice Chair	Steven J. Bourgeois - St. Albans
Reserve for Loan Losses	(8,336)	(8,271)	Noninterest Expenses:					Joel S. Bourassa	Andrew A. Dean - Northern NH
			Salaries & Wages	3,894	3,552	14,448	13,220	Dawn D. Bugbee	Stanley T. Fillion - Northern NH
Premises and Equipment, net	21,615	20,039						John M. Goodrich	Rosemary H. Gingue - St. Johnsbury
			Employee Benefits	1,029	1,163	4,593	4,580	Nancy C. Putnam	John M. Goodrich - St. Johnsbury
Accrued Interest & other Assets	42,429	36,295						Gregory D. Sargent	Christopher M. Knapp - Northern NH
								David S. Silverman	Coleen K. Kohaut - St. Albans
Total Assets	$1,205,361	$1,093,554	Occupancy Expense, net	461	394	1,890	1,805	Janet P. Spitler	Justin P. Lavely - St. Johnsbury
								John H. Steel	Daniel J. Luneau - St. Albans
			Equipment Expense	883	791	3,425	3,057		Mary K. Parent - St. Johnsbury
									Samuel H. Ruggiano - St. Albans
									Christine A. Sheley - Northern NH
LIABILITIES & SHAREHOLDERS' EQUITY	DEC 31, 2021	DEC 31, 2020	Other Expenses	2,198	2,004	8,499	7,520		David S. Silverman - All
								Union Bank Offices (ATMs at all Branch Locations)
			Total	8,465	7,904	32,855	30,182
Noninterest Bearing Deposits	$264,888	$215,245
			Income Before Taxes	4,006	4,619	15,816	15,224	VERMONT
Interest Bearing Deposits	723,479	637,369
								Berlin	1028 US Route 302	802.476.0061
Time Deposits	106,715	141,688	Income Tax Expense	628	825	2,646	2,419	Fairfax	Jct. Routes 104 & 128	802.849.2600
								Hardwick	103 VT Route 15 West	802.472.8100
Borrowed Funds	—	7,164	Net income	$3,378	$3,794	$13,170	$12,805	Jeffersonville	5062 VT Route 15	802.644.6600
								Jericho	368 VT Route 15	802.899.7500
Subordinated Debentures and Notes	16,171	—	Earnings per share	$0.76	$0.85	$2.94	$2.86	Johnson	198 Lower Main Street	802.635.6600
								Lyndonville	183 Depot Street	802.626.3100
Accrued Interest & Other Liabilities	9,767	11,221	Book Value Per Share			$18.77	$18.05	Morrisville	20 Lower Main Street	802.888.6600
									65 Northgate Plaza	802.888.6860
Common Stock	9,934	9,910						Shelburne	5068 Shelburne Road	802.985.0250
								St. Albans	15 Mapleville Depot	802.524.9000
Additional Paid-in Capital	1,769	1,393						St. Johnsbury	Operations and Loan Center
Retained Earnings									364 Railroad Street	802.748.3131
	78,350	71,097							Branch
Accumulated Other Comprehensive Income	(1,552)	2,636							325 Portland Street	802.748.3121
								Stowe	47 Park Street	802.253.6600
								Williston	Branch
Treasury Stock at Cost	(4,160)	(4,169)							31 Market St	802.878.7900
									Loan Center
Total Liabilities & Shareholders' Equity	$1,205,361	$1,093,554							31 Market St	802.865.1000
Standby letters of credit were $2,158,000 and $3,115,000 at December 31, 2021 and 2020, respectively.								NEW HAMPSHIRE
								Groveton	3 State Street	603.636.1611
								Littleton	263 Dells Road	603.444.7136
									76 Main Street	603.444.5321
								Lincoln	135 Main Street	603.745.4000
								North Conway	Commercial Loan Center
									2541 White Mountain Hwy	603.662.9408